Exhibit 32
Section 1350 Certification of Periodic Report (pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
CERTIFICATION OF PERIODIC REPORT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Ralph W. Babb, Jr., Chairman and Chief Executive Officer, and Karen L. Parkhill, Vice Chairman and Chief Financial Officer, of Comerica Incorporated (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 26, 2016	/s/ Ralph W. Babb, Jr.
Ralph W. Babb, Jr.
Chairman and Chief Executive Officer

/s/ Karen L. Parkhill
Karen L. Parkhill
Vice Chairman and
Chief Financial Officer